As filed with the Securities and Exchange Commission on April 30, 2001.
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SONICBLUE INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                                               77-0204341
(State or other jurisdiction of                               (I.R.S. Employer
Incorporation or organization)                               Identification No.)

2841 Mission College Boulevard
   Santa Clara, California                                         95054
(Address of Principal Executive                                  (Zip Code)
           Offices)

                              EMPEG LIMITED COMPANY
                             SHARE OPTION PLAN 1999
                            (Full title of the plan)

         KENNETH F. POTASHNER                                  Copy to:
       President, Chief Executive                            STANTON D. WONG
          Officer and Chairman                            GABRIELLA A. LOMBARDI
         SONICblue Incorporated                          Pillsbury Winthrop LLP
        2841 Mission College Blvd.                             P.O. Box 7880
      Santa Clara, California 95054                      San Francisco, CA 94120
             (408) 588-8000                                  (415) 983-1000
   (Name, address and telephone number,
including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed
          Title of                Amount         Proposed Maximum     Maximum         Amount of
       Securities To              To Be           Offering Price     Aggregate      Registration
       Be Registered            Registered          per Share(1)   Offering Price       Fee
       -------------            ----------       ----------------  --------------   ------------
Common Stock, $0.0001 par     15,905 shares          $0.00359645      $57.21           $0.02
value(2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), under the Securities Act of 1933, as amended, the offering price is based upon the exercise price of options previously granted by Empeg Limited.


(2) Associated with the Common Stock are rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.


                                -----------------


        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

SONICblue Incorporated (the "Registrant") acquired all of the issued and outstanding capital stock of Empeg Limited ("Empeg") pursuant to a Share Purchase Agreement, dated as of October 6, 2000, as amended, among the Registrant and the shareholders of Empeg. The shares to be registered hereunder are issuable pursuant to replacement options to purchase Common Stock of the Registrant under the Empeg Limited Company Share Option Plan 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant (File No. 0-21126) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (b) The Registrant's Current Report on Form 8-K filed on January 18, 2001, as amended by Form 8-K/A filed on February 28, 2001, and Current Reports on Form 8-K filed on February 5 and March 26, 2001;

        (c) The description of the Series A Participating Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on May 20, 1998, as amended by Form 8-A/A filed on September 28, 1999; and

        (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed on January 21, 1993, as amended by Form 8-A/A filed on September 28, 1999.

        In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Restated Certificate of Incorporation and Article V of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

5.1     Opinion of Pillsbury Winthrop LLP.

23.1    Consent of Ernst & Young LLP, Independent Auditors.

23.2    Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1    Power of Attorney (included on page 5).

99.1    Rules of the Empeg Limited Company Share Option Plan 1999.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 30, 2001.

                                       SONICBLUE INCORPORATED


                                       By      /s/ KENNETH F. POTASHNER
                                         ---------------------------------------
                                                   Kenneth F. Potashner
                                          President, Chief Executive Officer and
                                                  Chairman of the Board
                                               (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Potashner and William F. McFarland, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    Name                                  Title                      Date
                    ----                                  -----                      ----
          /s/ KENNETH F. POTASHNER            President, Chief Executive        April 30, 2001
--------------------------------------------  Officer, and Chairman of the
             Kenneth F. Potashner             Board (Principal Executive
                                              Officer)

          /s/ WILLIAM F. MCFARLAND            Controller and Interim Chief      April 30, 2001
--------------------------------------------  Financial Officer (Principal
              William F. McFarland            Financial and Accounting
                                              Officer)

             /s/ TERRY N. HOLDT               Vice Chairman of the Board        April 30, 2001
--------------------------------------------
               Terry N. Holdt

                    Name                                  Title                      Date
                    ----                                  -----                      ----
             /s/ ROBERT P. LEE                           Director               April 30, 2001
---------------------------------------------
               Robert P. Lee

                                                         Director
---------------------------------------------
             Carmelo J. Santoro

           /s/ JAMES T. SCHRAITH                         Director               April 30, 2001
---------------------------------------------
             James T. Schraith

                                INDEX TO EXHIBITS

Exhibit
Number
-------
5.1        Opinion of Pillsbury Winthrop LLP.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1       Power of Attorney (included on page 5).

99.1       Rules of the Empeg Limited Company Share Option Plan 1999.